UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): August 21, 2024

THE CANNABIST COMPANY HOLDINGS INC.

(Exact Name of Registrant as specified in its charter)

British Columbia	000-56294	98-1488978
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

680 Fifth Ave., 24th Floor
New York, New York	10019
(Address of principal executive offices)	(Zip Code)

(212) 634-7100

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act: None.

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards pursuant to Section 13(a) of the Exchange Act. ☐

Item 1.01	Entry into a Material Definitive Agreement.

On August 21, 2024, The Cannabist Company Holdings Inc. (the “Company”) entered into a Membership Interest Purchase Agreement (the “MIPA”), among Columbia Care LLC (the “Seller”), Columbia Care Florida LLC (“Columbia Care Florida”), SFL Investment Holdings, LLC, Mint Florida Holdings, LLC (together with SFL Investment Holdings, LLC, the “Purchaser”), the Company and The Cerberean Group LLC, pursuant to which the Seller, a wholly owned subsidiary of the Company, agreed to sell all of the issued and outstanding membership interests of Columbia Care Florida to the Purchaser for total consideration of $5 million (the “Closing Consideration”), subject to adjustment as described in the MIPA. The Closing Consideration consists of $3 million of cash and a $2 million promissory note issued by the Purchasers to the Seller (the “Promissory Note”). The Promissory Note will bear interest at a rate of 10% per annum, beginning on the closing date of the transaction under the MIPA (the “MIPA Closing Date”), through maturity on the one-year anniversary of the MIPA Closing Date.

On August 22, 2024, the Company entered into a Purchase Agreement (the “APA”), among 3 Boys Farm LLC (the “Buyer”), Cresco U.S. Corp., Columbia Care Florida and Columbia Care LLC, pursuant to which Columbia Care Florida agreed to sell certain assets related to its Lakeland cultivation facility to the Buyer for total consideration of $11.4 million, subject to adjustment as described in the APA, payable in cash.

The transactions contemplated by the MIPA and APA are subject to certain closing conditions, including approval of applicable regulatory bodies.

Item 1.01 of this Current Report on Form 8-K contains only brief descriptions of the material terms of and does not purport to be a complete description of the rights and obligations of the parties to each of the MIPA, the Promissory Note and the APA. Such descriptions are qualified in their entirety by reference to the full text of the MIPA, the Promissory Note and the APA, which are attached hereto as Exhibits 10.1, 10.2 and 10.3, respectively, and are incorporated herein by reference.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description

10.1#	Membership Interest Purchase Agreement, dated August 21, 2024, among Columbia Care LLC, Columbia Care Florida LLC, SFL Investment Holdings, LLC, Mint Florida Holdings, LLC, The Cannabist Company Holdings Inc. and The Cerberean Group LLC

10.2#	Form of Promissory Note from SFL Investment Holdings, LLC and Mint Florida Holdings, LLC

10.3#	Purchase Agreement, dated August 22, 2024, among 3 Boys Farm LLC, Cresco U.S. Corp., Columbia Care Florida LLC and Columbia Care LLC

104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

#	Certain exhibits and schedules have been omitted pursuant to Item 601(a)(5) of Regulation S-K. The Company agrees to furnish a copy of any omitted schedule or exhibit to the SEC upon its request.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE CANNABIST COMPANY HOLDINGS INC.

By:	/s/ David Sirolly
Name:	David Sirolly
Title:	Chief Legal Officer & General Counsel

Date: August 27, 2024